EXHIBIT 10.2

FIRST AMENDMENT TO SUBORDINATED LOAN AGREEMENT

FIRST AMENDMENT SUBORDINATED LOAN AGREEMENT, dated as of March 29, 2007, as amended, supplemented or otherwise modified from time to time (this “First Amendment”), by and among MEMRY CORPORATION, a Delaware corporation (the “Parent”), PUTNAM PLASTICS COMPANY LLC, a Connecticut limited liability company (“Putnam”), IRONBRIDGE MEZZANINE FUND, L.P., a Delaware limited partnership (“Ironbridge”), and BROOKSIDE PECKS CAPITAL PARTNERS, L.P., a Delaware limited partnership in its individual capacity (in said capacity, “BPCP” and together with Ironbridge, the “Lenders”), and in its capacity as agent for all the Lenders (the “Agent”). (The Parent and Putnam are individually referred to herein as a “Borrower” and they are collectively referred to herein as the “Borrowers”.)

R E C I T A L S:

WHEREAS, the Borrowers and the Senior Lender entered into that certain Credit and Security Agreement, dated as of November 9, 2004, as amended, pursuant to which, among other things, the Senior Lender made certain loans and other financial accommodations to the Borrowers, subject to the terms and conditions set forth therein;

WHEREAS, the Borrowers and the Lenders entered into that certain Subordinated Loan Agreement, dated as of November 9, 2004 (the “Agreement”), pursuant to which, among other things, the Lenders extended credit to the Borrowers as evidenced by certain notes made by the Borrowers in favor of the Lenders and pursuant to which the Borrowers incurred obligations and liabilities to the Lenders;

WHEREAS, the Borrowers and the Senior Lender are entering into a Fourth Amendment Agreement, dated as of the date hereof (the “Senior Amendment”); and

WHEREAS, in connection with the execution and delivery of the Senior Amendment the Borrowers and the Lenders desire to enter into this First Amendment in order to amend certain sections of the Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Amendments

1.1. Capitalized terms used in this First Amendment but not otherwise defined herein shall have the respective meaning ascribed to such terms in the Agreement.

1.2. Subject to the provisions of Article II hereof, effective as of the date hereof the following defined term in Section 1.01 of the Agreement is amended and restated to read in full as follows:

“‘Fixed Charge Coverage Ratio’ shall mean and include: (i) for the quarters ending 3/31/2007 and 6/30/2007 of Borrowers, the ratio of (a) EBITDA for such period, minus any Unfinanced Capital Expenditures less Cash (as defined in the Senior Credit Agreements), to (b) Fixed Charges for such period, provided, however, that the amount of Cash deducted from (a) cannot exceed EBITDA; and (ii) with respect to any applicable fiscal period thereafter of Borrowers, the ratio of (a) EBITDA for such period, minus any Unfinanced Capital Expenditures made during such period, to (b) Fixed Charges for such period.”

ARTICLE II

Conditions Precedent

The effectiveness of this First Amendment is subject to the satisfaction of, or waiver by the Lenders of, the following conditions precedent on or prior to the date hereof:

2.1. Corporate Action. All corporate action necessary for the valid execution, delivery and performance by the Borrowers of this First Amendment shall have been duly and effectively taken, and evidence thereof satisfactory to the Lenders shall have been provided to the Lenders.

2.2. Payment of Expenses. The Borrowers shall have paid to the Lenders all of their reasonable out-of-pocket costs and expenses incurred in connection with the preparation, execution and delivery of this First Amendment.

2.3. Senior Amendment to Credit and Security Agreement. The Borrowers and the Senior Lender shall simultaneously herewith enter into the Senior Amendment.

2.4. No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing.

2.5. Senior Lender Consent. The Lenders shall have received evidence reasonably satisfactory to the Lenders of the Senior Lender’s consent to this First Amendment and the transactions contemplated hereby.

2.6. Representations and Warranties in the Agreement. All of the representations and warranties of the Borrowers set forth in the Agreement, as amended (other than those made in

Memry 1st Amendment to Subordinated Loan Agreement

Section 4.04(c) of the Agreement), and the other Loan Documents shall be true and correct in all respects, except to the extent such representations and warranties expressly related to an earlier date, in which case such representation and warranties shall have been true and correct in all respects as of such earlier date.

ARTICLE III

Miscellaneous

3.1. Representations and Warranties. The Borrowers represent and warrant to the Lenders that:

(a) the execution, delivery and performance of this First Amendment has been duly authorized by all requisite corporate or limited liability company action, as applicable, on the part of the Borrowers and that this First Amendment has been duly executed and delivered by the Borrowers;

(b) this First Amendment constitutes the legal, valid and binding obligation of the Borrowers, enforceable against the Borrowers in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability;

(c) each of the representations and warranties set forth in the Agreement (other than those made in Section 4.04(c) of the Agreement) are true and correct in all material respects as of the date hereof, except to the extent that any such representation or warranty (i) relates to a specific date, in which case such representation and warranty shall be true and correct as of such earlier date or (ii) is qualified by materiality or has Material Adverse Effect qualifiers, in which case, such representations and warranties shall be true and correct in all respects; and

(d) no Default or Event of Default has occurred and is continuing.

3.2. Counterparts. This First Amendment may be executed by one or more of the parties to this First Amendment in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this First Amendment signed by all the parties shall be delivered to and held by the Lenders and the Borrowers.

3.3. Governing Law. This First Amendment and the rights and obligations of the parties under this First Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without regard to choice of law provisions.

3.4. Third Party Rights. This First Amendment is solely for the benefit of the parties hereto and, where applicable, the Senior Debt Holders and their respective successors and assigns as permitted hereunder, and no other Person shall have any right, benefit, priority or interest under, or because of the existence of, this First Amendment.

3.5. Ratification and Confirmation. By the execution and delivery hereof, each of the undersigned hereby ratifies and confirms that the Agreement and the Notes shall remain in full force and effect, as in effect on the date hereof, until they may be amended in accordance with their terms.

3.6. Entire Agreement. This First Amendment, together with the other documents and agreements referenced herein to be executed by the parties in connection herewith or that otherwise are executed by the parties concurrently herewith, constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes any prior agreements or understandings, whether written or oral with respect to such subject matter.

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IN WITNESS WHEREOF, the Borrowers and the Lenders have executed and delivered this First Amendment as of the day and year first written above.

MEMRY CORPORATION

By:	/s/ Richard F. Sowerby
Name: Richard F. Sowerby
Title: Chief Financial Officer & Treasurer

PUTNAM PLASTICS COMPANY LLC

By:	/s/ Robert P. Belcher
Name: Robert P. Belcher
Title: VP & CFO

BROOKSIDE PECKS CAPITAL PARTNERS, L.P.
By: BROOKSIDE PECKS MANAGEMENT, LLC, its General Partner

By:	/s/ David D. Buttolph
Name: David D. Buttolph
Title: Managing Director

IRONWOOD MEZZANINE FUND, L.P.
By: IRONWOOD CAPITAL MANAGEMENT, LLC, its General Partner

By:	/s/ James R. Barra
Name: James R. Barra
Title: Managing Director

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